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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

Mercury Global Balanced Fund of
Mercury Asset Management Funds, Inc.

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-72239 of our report dated April 21, 1999 appearing in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Princeton, New Jersey
April 27, 1999